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                                                                      Exhibit 24

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 33-73492) of Cantel Industries, Inc. and in the related Prospectus and to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-73446, 33-04495 and 333- 20819) of Cantel Industries, Inc., of our report dated September 22, 1999, with respect to the consolidated financial statements and schedule of Cantel Industries, Inc. included in this Annual Report on Form 10-K for the year ended July 31, 1999.


                                          /s/ ERNST & YOUNG LLP

MetroPark, New Jersey
October 27, 1999